Exhibit 21.1

Subsidiaries of the Registrant

SAVVIS Communications Corporation (Missouri)

SAVVIS Communications International, Inc. (Delaware)

SAVVIS Federal Systems, Inc. (Delaware)

SAVVIS Australia Pty Ltd. (Australia)

SAVVIS Communications International, Inc.-Registered Branch (Korea)

SAVVIS Communications KK (Japan)

SAVVIS Communications Private Limited (India)

SAVVIS Europe B.V. (The Netherlands)

SAVVIS Europe B.V-Registered Branch (Greece)

SAVVIS Europe B.V.-Registered Branch (Norway)

SAVVIS Europe B.V.-Registered Branch (Spain)

SAVVIS Europe B.V., The Netherlands, filial Sweden (Sweden)

SAVVIS France S.A.S. (France)

SAVVIS German GmbH (Germany)

SAVVIS Hong Kong Ltd. (Hong Kong)

SAVVIS Italia S.r.l. (Italia)

SAVVIS Malaysia Sdn. Bhd. (Malaysia)

SAVVIS New Zealand Limited (New Zealand)

SAVVIS Singapore Company Pte. Ltd. (Singapore)

SAVVIS Singapore Company Representative Office (Vietnam)

SAVVIS (South Africa) (Proprietary) Limited (South Africa)

SAVVIS Switzerland A.G. (Switzerland)

SAVVIS Taiwan Limited (Taiwan)

SAVVIS Thailand Limited (Thailand)

SAVVIS Philippines, Inc. (Philippines)

SAVVIS U.K. Limited (U.K.)